July 1, 2013

Bioshaft Water Technology Inc.

111 West Ocean Blvd., 4th Floor

Long Beach, CA 90802

RE:	CONSULTING AGREEMENT BETWEEN
BIOSHAFTWATER TECHNOLOGY INC. (the "Company")
AND Hydro E +, LLC (the "Consultant")

Further to the discussion between Bioshaft Water Technology Inc. and Hydro E +, LLC below are the terms of the agreement between the Company and the consultant engaging as a Corporate Engineering and Patent Design support Consultant.

AGREEMENT

DATED on this 1st day of July, 2013 by Bioshaft Water Technology Inc. a State of Nevada Corporation with offices in Long Beach, CA (the "Company") and Hydro E +, LLC a State of California Corporation with offices in Chula Vista, CA (the "Consultant").

CONSULTING SERVICES

A.) The Company hereby retains the services of the Consultant to render corporate finance, marketing and business development in the form of:

1.  Provide engineering support to Sales for proposal generation.

2.  Assist Engineering with Patent support for MAAD Technology.

3.  Provide support to Saudi Engineering Operation.

B.) The Consultant hereby accepts such retention on the terms and conditions herein set forth and agree to use their best efforts to perform these services at the request of the Company.

C.) The Consultant shall not be required to devote any minimum or specific expenditure of time in performing these services, provided that the Consultant shall be reasonably accessible to the Company and shall devote such efforts to the effective performance of such services as may be commensurate therewith.

Bioshaft Water Technology Inc.

111 West Ocean Blvd., 4th Floor Long Beach, CA 90802

TERM

The term of this Agreement shall be through the 30th day of June 2014

After 1st day of July, 2014 this Agreement can be terminated with 30 days written notice by either party.

COMPENSATION

In full consideration and compensation for the consulting services to be rendered to the Company by the Consultant, the Consultant shall be remunerated as follows (all figures are in US dollars)

1. The Company shall pay the Consultant Seven thousand dollars ($7,000.00) for the services rendered by the Consultant on the Company's behalf.

2. The Seven thousand dollars ($7,000.00) is payable on the execution of the contract and every thirty days afterward.

EXPENSES

The compensation includes reasonable expense in connection with the services stated above, including but not limited to: telephone, facsimile, postage, photocopying, travel and courier expenses. The Company agrees to reimburse the Consultant for special pre-approved travel expenses for marketing, training or special projects.

COMPANY’S OBLIGATIONS

The Company shall make available to the Consultant all information concerning the business, assets, operations and financial condition of the Company, which the Consultant reasonably requests in connection with the performance of its obligations. The Consultant may rely on the accuracy of all such information without independent verification.

CONFIDENTIALITY

The Consultant hereby agrees to maintain in the strictest confidence all such information provided to it by the Company, provided that such information is first identified by the Company as confidential information.

Bioshaft Water Technology Inc.

111 West Ocean Blvd., 4th Floor Long Beach, CA 90802

INDEMNIFICATION

The Company shall indemnify and hold harmless the Consultant against any and all loss, liability, damage, cost or expense arising out of any claim or lawsuit, actual or threatened, which the Consultant may suffer, sustain or become subject to, as a result of, or in connection with, the performance of their obligations under this Agreement, except for any loss, liability or expense which is suffered as the result of, or in connection with, the Consultant's willful misconduct, provided that the Consultant shall give prompt written notice to, and shall cooperate with and render assistance to, the Company regarding any such claim or lawsuit, and provided further the Company shall have the option to undertake and conduct the defense of any such claim or lawsuit.

ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties and replaces all previous agreements, written or oral between the parties. This agreement can only be amended in writing and both parties must sign all amendments.

Please indicate acceptance of these terms by signing below where indicated.

Hydro E+, LLC	BioShaft Water Technology

/s/ Nelson Galan	/s/ Walter J. Zurawick Jr.
July 1, 2013	July 1, 2013

Nelson Galan, CFO	Walter J. Zurawick Jr., CEO

Bioshaft Water Technology Inc.

111 West Ocean Blvd., 4th Floor Long Beach, CA 90802